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                                   EXHIBIT 21

                              List of Subsidiaries

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Subsidiaries                                 State/Country of Incorporation/Organization
------------                                 -------------------------------------------
Saturn Electronics Texas, LLC                Texas

Saturn Manufacturing Co.                     Ohio

Saturn de Monterrey S.A. de C.V.             Mexico

Saturn Electronics Texas, LLC                Texas

Saturn Electronics de Juarez,                Mexico
S.A. de C.V.

Saturn Electronics & Engineering             Delaware
(Tustin), Inc.

Saturn Electronics & Engineering             Delaware
(Fremont), Inc.

Saturn Electronics & Engineering             Delaware
(Hudson), Inc.

Saturn Electronics & Engineering             Delaware
(New Jersey), Inc.

Saturn Electronics & Engineering             California
(Santa Clara), Inc.

Saturn Electronics de Monterrey              Mexico
S.A. de C.V.

Saturn Electronics de Guadalajara            Mexico
S.A. de C.V.

Saturn Electronics Philippines, Inc.         Philippines

Saturn Electronics Singapore PTE Ltd.        Singapore


All domestic entities conduct business under the name "Saturn Electronics & Engineering" and all foreign entities conduct business under the name "Saturn Electronics".
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